Exhibit 10.4

PROMISSORY NOTE

$439.990.35	January 30, 2020

For value provided, Laser Photonics Corporation (“LPC” or the “Maker”) hereby promises to pay to the order of the ICT Investments, LLC or its registered assigns (hereinafter, collectively with ICT Investments, LLC referred to as the “Holder”), not later than January 31, 2023 (the "Maturity Date”) the principal amount of Four Hundred Thirty Nine Thousand Nine Hundred Ninety Nine Dollars and 35 cents ($439,990.35) together with interest (computed as hereinafter provided) on any and all principal amounts outstanding hereunder from time to time from the date hereof until payment in full hereof, at a rate per annum equal to 6% computed on the basis of the actual number of days elapsed from the date of this Note and a year of 365 days. This Note may be prepaid in whole or in part. Notwithstanding any other provision of this Note, the Holder does not intend to charge, and the Maker shall not be required to pay, any fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Maker or credited to reduce the principal hereunder. All interest shall be computed on the daily unpaid principal balance hereof based on a three hundred sixty (360) day year, and shall be payable monthly in arrears on the last day of each calendar month commencing February 1, 2020, and upon maturity or acceleration hereof. All payments received by the Holder will be applied first to costs of collection, if any, then to the accrued and unpaid interest and then the balance to principal. This Note is issued in connection with the sale of industrial inventory to LPC to be used by LPC in the manufacturing of industrial laser equipment in accordance with the attached Schedule.

Payments of principal and interest in the amount of $13,385.35 will be made by check or electronic payment in immediately available funds in US dollars sent to the Holder at the address or bank account furnished to Maker for that purpose.

1. Expenses of Collection. The Maker agrees to pay the Holder's reasonable costs in collecting and enforcing this Note, including reasonable attorney's fees.

2. Waiver by Holder. No waiver of any obligation of the Maker under this Note shall be effective unless it is in a writing signed by the Holder. A waiver by the Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

3. Notice. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, or overnight courier service with proof of receipt, and addressed as follows:

a. If to the Maker: 1101 N Keller Rd Suite G Orlando FL 32810, with a copy to 1101 Pennsylvania Avenue, N.W., Suite 300 Washington, D.C. 20004, Attn: Ernest M. Stern, Esq.; or

b. If to the Holder: 3217 Yattika Place, Longwood FL 32779, Attn: General Manager.

4. Waiver by the Maker. The Maker hereby expressly waives presentment, demand and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder hereof with respect to the time of payment or any other provision hereof.

5. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

6. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to the conflict of laws principles thereof.

LASER PHOTONICS CORPORATION

By:	/s/ Wayne Tupuola
Name: Wayne Tupuola
Title: President

SCHEDULE OF INDUSTRIAL EQUIPMENT